Exhibit 99.1

PEBBLEBROOK HOTEL TRUST
REPORTS SECOND QUARTER 2022 RESULTS

Q2 FINANCIAL HIGHLIGHTS
▪ Net income: $28.8 million
▪ Same-Property RevPAR(1): (5.0%) vs. 2019; ADR(1) exceeded 2019 by 18.7%
▪ Same-Property Total Revenues(1): $395.7 million, 96.9% recovered vs. 2019
▪ Adjusted EBITDAre(1): $128.8 million, 83.8% recovered vs. 2019
▪ Adjusted FFO(1) per diluted share: $0.72 vs. $0.87 in 2019 and ($0.10) in 2021

HOTEL OPERATING TRENDS
▪ Q2 Same-Property Occupancy at 69% with June Same-Property occupancy at 73%, the highest since the beginning of the COVID-19 pandemic
▪ Business travel, both group and transient, continues to recover with urban occupancies and ADRs significantly improving throughout Q2
▪ The Company’s portfolio has not experienced any noteworthy pullback in leisure or business demand due to recent economic concerns

PORTFOLIO UPDATES & REPOSITIONINGS
▪ Acquired the 119-room Inn on Fifth for $156.0 million and the 257-room Gurney’s Newport Resort & Marina for $174.0 million
▪ Sold the 208-room The Marker San Francisco for $77.0 million
▪ Executed contracts to sell three additional urban properties at aggregate gross sales proceeds of $183.9 million
▪ Invested $22.5 million into the portfolio in the second quarter, including successfully completing the $28.0 million redevelopment and transformation of Hotel Vitale into 1 Hotel San Francisco

Q3 2022 OUTLOOK
▪ Net income: $24.7 to $34.7 million
▪ Same-Property RevPAR(1) var: (5.0%) to (8.0%) vs. 2019; +32.5% to +36.8% vs. 2021
▪ Adjusted EBITDAre(1): $112.6 to $122.6 million
▪ Adjusted FFO(1) per diluted share: $0.57 to $0.65

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Our second quarter operating results significantly surpassed our outlook due primarily to a robust recovery in weekday group and transient business travel throughout our urban markets. As the quarter progressed, we experienced strong demand and ADR improvements in San Francisco, Chicago, Boston, Seattle, Portland, and Washington, DC. This momentum is continuing into the third quarter. At our resorts, leisure demand remained robust, with pricing achieving record levels, far above 2019 and exceeding healthy 2021 rates. We also expanded our resort portfolio to 13 properties with the recent acquisitions of the luxury Inn on Fifth in Naples, Florida, and Gurney’s Newport Resort & Marina in Newport, Rhode Island. These unique independent resort properties offer significant upside opportunities. Our recent acquisitions have been funded by our ongoing property disposition program, and $77.6 million of preferred operating partnership units issued to the seller of Inn on Fifth. In late June, we completed the $77.0 million sale of The Marker San Francisco. In addition, we also executed $183.9 million of contracts to sell three additional urban properties. These property sales are expected to be completed during the third quarter.”

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter			Six Months Ended June 30,
Same-Property and Corporate Highlights	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	$28.8	$1.4	$60.5	($71.4)	($120.0)	$66.2

Same-Property Room Revenues(1)	$260.6	$129.7	$273.6	$429.3	$194.6	$493.4
Same-Property Room Revenues variance		101.0%	(4.8%)		120.6%	(13.0%)

Same-Property Total Revenues(1)	$395.7	$201.4	$408.3	$653.8	$306.0	$744.5
Same-Property Total Revenues variance		96.5%	(3.1%)		113.7%	(12.2%)

Same-Property Total Expenses(1)	$257.0	$157.2	$261.8	$458.8	$268.6	$506.0
Same-Property Total Expenses variance		63.5%	(1.8%)		70.8%	(9.3%)

Same-Property EBITDA(1)	$138.8	$44.3	$146.6	$194.9	$37.4	$238.5
Same-Property EBITDA variance		213.4%	(5.3%)		421.5%	(18.3%)

Adjusted EBITDAre(1)	$128.8	$20.1	$153.8	$175.2	($2.7)	$246.1
Adjusted EBITDAre variance		539.3%	(16.2%)		NM	(28.8%)

Adjusted FFO(1)	$95.0	($12.5)	$113.7	$109.0	($66.1)	$176.3
Adjusted FFO per diluted share(1)	$0.72	($0.10)	$0.87	$0.83	($0.50)	$1.35
Adjusted FFO per diluted share variance		NM	(17.2%)		NM	(38.5%)

	2022 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun
	($ in millions except ADR and RevPAR data)

Occupancy	34%	50%	62%	68%	67%	73%
ADR	$269	$308	$305	$319	$314	$323
RevPAR	$91	$153	$188	$218	$210	$236
Total Revenues	$57.0	$84.9	$116.2	$128.3	$129.4	$138.1
Total Revenues growth rate (‘22 vs. ‘19)	(44%)	(21%)	(9%)	(3%)	(6%)	(1%)
Hotel EBITDA	($3.1)	$20.5	$38.8	$46.6	$42.9	$49.3
Total EBITDA growth rate (‘22 vs. ’19)	(115%)	(29%)	(9%)	1%	(11%)	(6%)

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical (2021 and 2019 comparable periods) results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all of the hotels the Company owned as of June 30, 2022, except 1 Hotel San Francisco (which is excluded from January-June given the property’s closure for renovation), Inn on Fifth (which is excluded from January-March given the property’s acquisition on May 11), and Gurney’s Newport Resort & Marina (which is excluded from January-June given the property’s acquisition on June 23). Excludes The Marker San Francisco from April-June, given the property’s disposition on June 28.

“The demand pickup in our urban markets, including business transient, in-house groups, and citywide convention demand, materially strengthened in the second quarter,” noted Mr. Bortz. “These trends are continuing in the third quarter as rate growth achieves new records and we see the return of the historical patterns of strong weekday demand from business travel continuing to recover. Leisure and international travel are also returning to the urban markets. Yet, business and international travel are still well below 2019 levels, so there is opportunity for a further, substantial recovery in occupancy. On the hotel operating expense side of our business, the wide array of changes we made to our hotel operating models are producing encouraging results. Same-Property Hotel operating expenses excluding fixed costs were 3.4% below Q2 2019, resulting in Hotel EBITDA margins within 83 basis points of the second quarter of 2019.
Capital Investments and Strategic Property Redevelopments
In the second quarter of 2022, the Company completed $22.5 million of capital investments throughout its portfolio, including the completion of the redevelopment and repositioning of Hotel Vitale into 1 Hotel San Francisco, which offers nature-inspired designs and environmentally focused services and aesthetics throughout guestrooms and suites, public areas, and meeting and event venues. The Company has completed $42.4 million of capital improvements and projects year to date through June 2022.

“We’re extremely excited with the tremendously positive guest reactions and reviews we have received on the 1 Hotel San Francisco,” noted Mr. Bortz. “This sustainability-focused, luxury hotel with amazing views overlooking the Bay Bridge and the iconic Ferry Building opened on June 1, 2022. Initial room rates and booking volume have exceeded our expectations, and we are ramping very nicely. We are encouraged with the tremendous upside potential of this redeveloped and transformed hotel.”

The Company expects to invest a total of $100.0 to $120.0 million during 2022, which includes commencing the redevelopment and repositioning projects at Solamar Hotel (to be converted to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Viceroy Santa Monica Hotel, and Estancia La Jolla Hotel & Spa, as well as the development of a new outdoor venue and additional alternative lodging units at Skamania Lodge.
Update on Strategic Acquisitions and Dispositions
Year to date, the Company has acquired $330.0 million and sold $77.0 million of properties. On May 11, 2022, the Company acquired the 119-room Inn on Fifth in Naples, Florida for $156.0 million. On June 23, 2022, the Company acquired the 257-room Gurney’s Newport Resort & Marina in Newport, Rhode Island for $174.0 million.

The Company continues to make progress on its disposition program. On June 28, 2022, the Company sold the 208-room The Marker San Francisco for $77.0 million. In addition, the Company has executed contracts for gross proceeds of $183.9 million related to the sales of three properties to separate unaffiliated buyers who have each completed due diligence and waived typical contingencies. Each sale is expected to be completed during the third quarter and is subject to normal closing conditions. The Company offers no assurances that these sales will be completed on these terms or at all.
Balance Sheet and Liquidity
As of June 30, 2022, the Company had $62.8 million of consolidated cash, cash equivalents and restricted cash, in addition to $498.4 million of undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $561.2 million. The Company had $2.5 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.4 percent. $1.9 billion, or 75 percent of the Company's total outstanding debt and convertible notes, was at an effective weighted-average fixed interest rate of 3.2 percent, and $0.6 billion, or 25 percent, was at a weighted-average floating interest rate of 4.2 percent. The Company had $1.4 billion of unsecured term loans, and $100.0 million was outstanding on its $611.0 million senior unsecured revolving credit facility. The Company has exited its debt covenant waiver period as of the quarter ended June 30, 2022.
Common and Preferred Dividends
On June 15, 2022, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.

Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of June 30, 2022, Curator had grown to 90 member hotels. In the second quarter of 2022, Curator announced strategic partnerships with numerous leading travel and technology companies, including Infor, Oracle, StayNTouch, and Tayst Coffee Roaster. As of June 30, 2022, Curator had 85 programs with preferred vendor partners, providing Curator member hotels with preferred pricing, enhanced operating terms and early access to curated new technologies.
Q3 2022 Outlook
Based on current trends, assuming no acquisitions and the three contracted dispositions are completed, and assuming no new disruptions to travel caused by the COVID-19 pandemic, the Company’s outlook for Q3 2022 is as follows:

	Q3 2022 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$24.7	$34.7

Adjusted EBITDAre	$112.6	$122.6

Adjusted FFO	$75.3	$85.3
Adjusted FFO per diluted share	$0.57	$0.65

This Q3 2022 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$212	$218
Same-Property RevPAR variance vs. 2019	(8.0%)	(5.0%)
Same-Property RevPAR variance vs. 2021	32.5%	36.8%

Same-Property EBITDA	$123.5	$133.5
Same-Property EBITDA variance vs. 2019	(8.7%)	(1.3%)

The Company continues to be unable to provide a full-year outlook for 2022 due to the uncertainties caused by the COVID-19 pandemic. The Company intends to issue new full-year guidance when it has more clarity on the economy, travel demand, and more predictable overall operating fundamentals and trends.
Second Quarter 2022 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, July 27, 2022, at 9:30 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 54 hotels and resorts, totaling approximately 13,400 guest rooms across 16 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; descriptions of potential dispositions; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 26, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$6,039,477	$6,079,333
Hotels held for sale	146,805	—
Cash and cash equivalents	32,046	58,518
Restricted cash	30,744	33,729
Hotel receivables (net of allowance for doubtful accounts of $281 and $1,142, respectively)	54,899	37,045
Prepaid expenses and other assets	84,954	52,565
Total assets	$6,388,925	$6,261,190

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$100,000	$—
Unsecured term loans, net of unamortized deferred financing costs	1,402,760	1,427,256
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	745,868	745,401
Senior unsecured notes, net of unamortized deferred financing costs	49,879	49,838
Mortgage loans, net of unamortized debt discount and deferred financing costs	219,244	219,393
Accounts payable, accrued expenses and other liabilities	261,169	250,584
Lease liabilities - operating leases	320,315	319,426
Deferred revenues	75,340	69,064
Accrued interest	4,821	4,567
Liabilities related to hotels held for sale	4,636	—
Distribution payable	12,217	11,756
Total liabilities	3,196,249	3,097,285
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 at June 30, 2022 and December 31, 2021), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	296	296
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,905,132 shares issued and outstanding at June 30, 2022 and 130,813,750 shares issued and outstanding at December 31, 2021	1,309	1,308
Additional paid-in capital	4,271,169	4,268,042
Accumulated other comprehensive income (loss)	23,748	(19,442)
Distributions in excess of retained earnings	(1,190,693)	(1,094,023)
Total shareholders' equity	3,105,829	3,156,181
Non-controlling interests	86,847	7,724
Total equity	3,192,676	3,163,905
Total liabilities and equity	$6,388,925	$6,261,190

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Revenues:
Room	$261,394	$108,603	$430,026	$162,066
Food and beverage	100,724	31,514	163,148	46,323
Other operating	35,406	23,197	62,418	38,568
Total revenues	$397,524	$163,314	$655,592	$246,957

Expenses:
Hotel operating expenses:
Room	$58,002	$28,563	$100,465	$45,273
Food and beverage	64,513	22,453	110,563	33,196
Other direct and indirect	105,881	56,219	191,728	101,447
Total hotel operating expenses	228,396	107,235	402,756	179,916
Depreciation and amortization	60,274	54,701	119,374	110,144
Real estate taxes, personal property taxes, property insurance, and ground rent	33,020	29,436	63,477	58,026
General and administrative	9,686	9,724	19,394	17,370
Impairment loss	12,271	—	73,254	14,856
Gain on sale of hotel properties	—	(64,558)	—	(64,558)
Other operating expenses	1,933	521	3,056	1,083
Total operating expenses	345,580	137,059	681,311	316,837
Operating income (loss)	51,944	26,255	(25,719)	(69,880)
Interest expense	(23,161)	(24,804)	(45,733)	(50,135)
Other	14	29	33	58
Income (loss) before income taxes	28,797	1,480	(71,419)	(119,957)
Income tax (expense) benefit	—	(52)	—	(55)
Net income (loss)	28,797	1,428	(71,419)	(120,012)
Net income (loss) attributable to non-controlling interests	808	(102)	122	(960)
Net income (loss) attributable to the Company	27,989	1,530	(71,541)	(119,052)
Distributions to preferred shareholders	(11,343)	(10,094)	(22,687)	(18,233)
Net income (loss) attributable to common shareholders	$16,646	$(8,564)	$(94,228)	$(137,285)

Net income (loss) per share available to common shareholders, basic	$0.13	$(0.07)	$(0.72)	$(1.05)
Net income (loss) per share available to common shareholders, diluted	$0.12	$(0.07)	$(0.72)	$(1.05)

Weighted-average number of common shares, basic	130,904,876	130,813,521	130,904,589	130,794,801
Weighted-average number of common shares, diluted	160,720,239	130,813,521	130,904,589	130,794,801

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$28,797	$1,428	$60,518	$(71,419)	$(120,012)	$66,173
Adjustments:
Real estate depreciation and amortization	60,185	54,589	53,239	119,195	109,922	107,483
Gain on sale of hotel properties	—	(64,558)	—	—	(64,558)	—
Impairment loss	12,271	—	—	73,254	14,856	—
FFO	$101,253	$(8,541)	$113,757	$121,030	$(59,792)	$173,656
Distribution to preferred shareholders and unit holders	(11,991)	(10,094)	(8,139)	(23,335)	(18,233)	(16,278)
FFO available to common share and unit holders	$89,262	$(18,635)	$105,618	$97,695	$(78,025)	$157,378
Transaction costs	137	1	1,044	152	112	3,541
Non-cash ground rent	1,937	906	984	3,875	1,786	1,956
Management/franchise contract transition costs	126	—	801	389	(44)	3,973
Interest expense adjustment for acquired liabilities	764	382	202	1,486	921	473
Finance lease adjustment	725	789	693	1,447	1,601	1,383
Non-cash amortization of acquired intangibles	(542)	(254)	(298)	(1,084)	(507)	(735)
Non-cash interest expense	—	443	1,604	49	1,178	3,382
One-time operation suspension expenses	—	—	—	—	132	—
Early extinguishment of debt	—	778	972	—	1,534	972
Amortization of share-based compensation expense	2,619	3,064	2,118	4,974	5,245	3,966
Adjusted FFO available to common share and unit holders	$95,028	$(12,526)	$113,738	$108,983	$(66,067)	$176,289

FFO per common share - basic	$0.68	$(0.14)	$0.81	$0.74	$(0.59)	$1.20
FFO per common share - diluted	$0.68	$(0.14)	$0.81	$0.74	$(0.59)	$1.20
Adjusted FFO per common share - basic	$0.72	$(0.10)	$0.87	$0.83	$(0.50)	$1.35
Adjusted FFO per common share - diluted	$0.72	$(0.10)	$0.87	$0.83	$(0.50)	$1.35

Weighted-average number of basic common shares and units	131,781,980	131,674,334	130,854,912	131,781,693	131,655,614	130,828,120
Weighted-average number of fully diluted common shares and units	132,156,168	131,674,334	130,965,810	131,781,693	131,655,614	131,032,363

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, and amortization of share-based compensation expense: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$28,797	$1,428	$60,518	$(71,419)	$(120,012)	$66,173
Adjustments:
Interest expense	23,161	24,804	28,719	45,733	50,135	58,047
Income tax expense (benefit)	—	52	6,579	—	55	1,542
Depreciation and amortization	60,274	54,701	53,299	119,374	110,144	107,601
EBITDA	$112,232	$80,985	$149,115	$93,688	$40,322	$233,363
Gain on sale of hotel properties	—	(64,558)	—	—	(64,558)	—
Impairment loss	12,271	—	—	73,254	14,856	—
EBITDAre	$124,503	$16,427	$149,115	$166,942	$(9,380)	$233,363
Transaction costs	137	1	1,044	152	112	3,541
Non-cash ground rent	1,937	906	984	3,875	1,786	1,956
Management/franchise contract transition costs	126	—	801	389	(44)	3,973
Non-cash amortization of acquired intangibles	(542)	(254)	(298)	(1,084)	(507)	(735)
One-time operation suspension expenses	—	—	—	—	132	—
Amortization of share-based compensation expense	2,619	3,064	2,118	4,974	5,245	3,966
Adjusted EBITDAre	$128,780	$20,144	$153,764	$175,248	$(2,656)	$246,064

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and amortization of share-based compensation expense: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Q3 2022 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending September 30, 2022
	Low	High

Net income (loss)	$25	$35
Adjustments:
Real estate depreciation and amortization	62	62
(Gain) loss on sale of hotel properties	(5)	(5)
FFO	$82	$92
Distribution to preferred shareholders and unit holders	(13)	(13)
FFO available to common share and unit holders	$69	$79
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted FFO available to common share and unit holders	$75	$85

FFO per common share - diluted	$0.52	$0.60
Adjusted FFO per common share - diluted	$0.57	$0.65

Weighted-average number of fully diluted common shares and units	132.2	132.2

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense: The Company excludes the amortization of share-based compensation expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, finance lease adjustment and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2022 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending September 30, 2022
	Low	High

Net income (loss)	$25	$35
Adjustments:
Interest expense and income tax expense	26	26
Depreciation and amortization	62	62
EBITDA	$113	$123
(Gain) loss on sale of hotel properties	(5)	(5)
EBITDAre	$108	$118
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	—	—
Adjusted EBITDAre	$113	$123

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of share-based compensation expense: The Company excludes amortization of share-based compensation expense because the Company believes that including this non-cash adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2022	2021	2019	2021	2020	2019

Same-Property Occupancy	69.4%	42.6%	86.7%	58.9%	32.4%	81.0%
2022 vs. 2021 Increase/(Decrease)	62.9%			81.9%
2022 vs. 2019 Increase/(Decrease)	(20.0%)			(27.3%)

Same-Property ADR	$318.58	$258.21	$268.30	$309.86	$255.57	$259.31
2022 vs. 2021 Increase/(Decrease)	23.4%			21.2%
2022 vs. 2019 Increase/(Decrease)	18.7%			19.5%

Same-Property RevPAR	$221.04	$109.96	$232.55	$182.41	$82.70	$210.10
2022 vs. 2021 Increase/(Decrease)	101.0%			120.6%
2022 vs. 2019 Increase/(Decrease)	(5.0%)			(13.2%)

Same-Property Total RevPAR	$335.61	$170.83	$347.01	$277.80	$130.01	$317.01
2022 vs. 2021 Increase/(Decrease)	96.5%			113.7%
2022 vs. 2019 Increase/(Decrease)	(3.3%)			(12.4%)

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q2 2022, 2021 and 2019 due to its closure for renovation during Q2 2022 and Gurney's Newport Resort & Marina for Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022.

This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q1 and Q2 2022, 2021 and 2019 due to its closure for renovation during Q1 and Q2 2022, Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Gurney's Newport Resort & Marina for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, The Marker San Francisco is excluded for Q2 2022, 2021 and 2019 due to its sale on June 28, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,	Three months ended June 30,	Six months ended June 30,
	2022 vs. 2021	2022 vs. 2021	2022 vs. 2019	2022 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	10.3%	31.0%	49.9%	45.5%
San Diego	68.9%	103.7%	14.0%	(0.8%)
Other	94.3%	100.8%	(5.4%)	(2.9%)
Boston	236.4%	245.5%	(2.9%)	(6.9%)
Los Angeles	103.0%	171.8%	(11.0%)	(13.8%)
Portland	84.0%	93.7%	(21.8%)	(26.2%)
Chicago	513.3%	592.9%	(22.4%)	(27.8%)
Washington DC	337.3%	282.9%	(24.5%)	(39.3%)
Seattle	243.8%	254.7%	(30.3%)	(47.0%)
San Francisco	329.3%	435.0%	(43.3%)	(62.5%)

East Coast	83.6%	89.0%	8.4%	7.2%
West Coast	103.6%	145.6%	(12.7%)	(25.5%)

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q2 2022, 2021 and 2019 due to its closure for renovation during Q2 2022 and Gurney's Newport Resort & Marina for Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022.

This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q1 and Q2 2022, 2021 and 2019 due to its closure for renovation during Q1 and Q2 2022, Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Gurney's Newport Resort & Marina for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, The Marker San Francisco is excluded for Q2 2022, 2021 and 2019 due to its sale on June 28, 2022.

"Other" includes Philadelphia, PA and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2022	2021	2019	2022	2021	2019

Same-Property Revenues:
Room	$260,642	$129,664	$273,647	$429,273	$194,630	$493,396
Food and beverage	99,605	43,880	99,328	162,030	65,938	185,221
Other	35,498	27,891	35,360	62,483	45,400	65,833
Total hotel revenues	395,745	201,435	408,335	653,786	305,968	744,450

Same-Property Expenses:
Room	$57,940	$32,815	$61,485	$100,240	$51,265	$119,333
Food and beverage	63,602	29,760	65,374	109,449	45,023	125,662
Other direct	8,792	5,999	7,302	15,932	9,768	14,090
General and administrative	30,377	18,774	30,079	53,518	33,337	57,848
Information and telecommunication systems	4,673	3,632	5,194	9,168	7,151	10,573
Sales and marketing	24,528	13,997	29,137	43,860	23,806	56,048
Management fees	12,384	5,630	12,873	20,533	8,739	21,957
Property operations and maintenance	12,293	9,162	12,048	23,482	16,303	23,664
Energy and utilities	9,488	7,291	8,450	18,804	13,589	17,189
Property taxes	18,817	19,301	17,938	38,180	38,297	36,375
Other fixed expenses	14,084	10,792	11,879	25,680	21,313	23,243
Total hotel expenses	256,978	157,153	261,759	458,846	268,591	505,982

Same-Property EBITDA	$138,767	$44,282	$146,576	$194,940	$37,377	$238,468

Same-Property EBITDA Margin	35.1%	22.0%	35.9%	29.8%	12.2%	32.0%

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q2 2022, 2021 and 2019 due to its closure for renovation during Q2 2022 and Gurney's Newport Resort & Marina for Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022.

This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q1 and Q2 2022, 2021 and 2019 due to its closure for renovation during Q1 and Q2 2022, Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Gurney's Newport Resort & Marina for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, The Marker San Francisco is excluded for Q2 2022, 2021 and 2019 due to its sale on June 28, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2022 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
1 Hotel San Francisco
The Marker San Francisco	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Hotel Ziggy	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X
Hotel Zena Washington DC	X	X	X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X

The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort	X	X	X	X
Margaritaville Hollywood Beach Resort	X	X	X	X
Estancia La Jolla Hotel & Spa	X	X	X	X
Inn on Fifth		X	X	X
Gurney's Newport Resort & Marina			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's second quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q2 2022, 2021 and 2019 due to its closure for renovation during Q2 2022 and Gurney's Newport Resort & Marina for Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the third quarter of 2022 include all of the hotels the Company owned as of June 30, 2022, except for 1 Hotel San Francisco for Q3 2022, 2021 and 2019 due to its closure for renovation during Q3 2021 and also exclude the results for three potential dispositions, not yet detailed in the above table.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	86%	86%	77%	81%
ADR	$252	$270	$266	$247	$259
RevPAR	$188	$233	$230	$191	$210

Hotel Revenues	$345.3	$426.6	$419.0	$366.3	$1,557.2
Hotel EBITDA	$91.9	$151.1	$141.9	$99.9	$484.8
Hotel EBITDA Margin	26.6%	35.4%	33.9%	27.3%	31.1%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	42%	53%	52%	43%
ADR	$260	$262	$288	$263	$270
RevPAR	$59	$110	$154	$136	$115

Hotel Revenues	$112.2	$209.7	$286.5	$263.9	$872.3
Hotel EBITDA	($4.9)	$46.1	$84.6	$58.8	$184.6
Hotel EBITDA Margin	(4.3%)	22.0%	29.5%	22.3%	21.2%

	First Quarter	Second Quarter
	2022	2022

Occupancy	48%	68%
ADR	$307	$320
RevPAR	$147	$219

Hotel Revenues	$269.0	$407.4
Hotel EBITDA	$60.7	$141.0
Hotel EBITDA Margin	22.6%	34.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2022, which include the acquistions of Inn on Fifth and Gurney's Newport Resort & Marina, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.